Exhibit 10.1

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                                 TENTH AMENDMENT
                             TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT
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         Tenth  Amendment  dated as of June 29,  1999 to  Amended  and  Restated
Revolving  Credit  Agreement  (the  "Tenth   Amendment"),   by  and  among  AVID
TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), BANKBOSTON, N.A. (formerly known as The First National Bank of Boston) and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (the "Banks") and BANKBOSTON, N.A., as agent for the Banks (in such capacity, the "Agent"), amending certain provisions of the Amended and Restated Revolving Credit Agreement dated as of June 30, 1995 (as amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

         WHEREAS, the Borrower, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Tenth Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       ss.1. Amendment toss.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended as follows:

                  (a) The definition of "Consolidated Tangible Net Worth" is hereby amended by deleting all the text of such definition following the words "Financial Accounting Standards Board Statement No. 52" which appears in such definition and substituting in place thereof the words "provided, however, for purposes of calculating compliance with ss.8.2 hereof, the amount of the goodwill on the Borrower's balance sheet relating to the Softimage Acquisition which would otherwise be required to be deducted from Consolidated Tangible Net Worth shall not be deducted from Consolidated Tangible Net Worth for purposes of ss.8.2 of the Credit Agreement"; and

                  (b) The definition of "Maturity Date" contained on Section 1.1 of the Credit Agreement is hereby amended by deleting the date "June 29, 1999" which appears in such definition and substituting in place thereof the date "June 28, 2000".

         ss.2. Amendment to ss.2 of the Credit Agreement. Section 2.2 of the Credit Agreement is hereby amended by deleting the words "one quarter of one percent (1/4%) per annum" which appear in the first sentence of ss.2.2 and substituting in place thereof the words "three eighths of one percent (.375%) per annum".

         ss.3. Amendment to ss.4 of the Credit Agreement. Section 4.1 of the Creditagreement is hereby amended by deleting the text of ss.4.1 in its entirety and substituting in place thereof the words "Intentionally Omitted".

         ss.4. Amendment to ss.8 of the Credit Agreement. Section 8 of the Credit Agreement is hereby amended by deleting ss.8.4 of the Credit Agreement in its entirety.

         ss.5. Conditions to Effectiveness. This Tenth Amendment shall not become effective until the Agent receives the following:

                  (a) a counterpart of this Tenth Amendment executed by the Borrower, the Banks and the Agent; and

                  (b) payment in cash to the Agent for the respective accounts of the Banks an amendment fee of $10,000 for each Bank.

         ss.6. Representations and Warranties. The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in ss.5 of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Tenth Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower.

         ss.7. Ratification, Etc. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Tenth Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

         ss.8. No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agent or the Banks consequent thereon.

         ss.9. Counterparts. This Tenth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         ss.10. Governing Law. THIS TENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

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         IN  WITNESS  WHEREOF,  the  parties  hereto  have  executed  this Tenth
Amendment as a document under seal as of the date first above written.

                                     AVID TECHNOLOGY, INC.



                                     By:/s/ William L. Flaherty
                                        ---------------------------
                                     Title:Chief Financial Officer and Treasurer


                                     BANKBOSTON, N.A.,
                                     individually and as Agent



                                     By:/s/ John B. Desmond
                                        ---------------------------
                                     Title: Vice President



                                     ABN AMRO BANK N.V.


                                     By:/s/ Kevin F. Malone
                                        ---------------------------
                                     Title: Group Vice President

                                     By:/s/ Bruce W. Swords
                                        ---------------------------
                                     Title: Vice President